UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 26, 2009

Commission File Number: 333 – 150831

INTELIMAX MEDIA INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia	N/A
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

555 West Hastings Street
Vancouver, BC, V6B 4N4
(Address of principal executive offices)

(604) 742 1111
(Issuer’s telephone number)

Cicero Resources Corp.
7251 W. Lake Mead Blvd, Suite 300
Las Vegas, NV 89128
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTELIMAX MEDIA INC.

Item 2.01    Completion of Acquisition or Disposition of Assets.
Item 3.01    Unregistered Sales of Equity Securities.
Item 4.01    Changes in Registrant’s Certifying Accountant.
Item 5.01    Changes in Control of Registrant.

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company” “we,” “our” and “us” prior to May 28, 2009, the date of the closing of our merger with Intelimax Media Inc.,  refer to what was formerly Cicero Resources Corp.  All references to “Intelimax” prior to May 28, 2009, the date of the closing of our merger with Intelimax Media Inc., refer to Intelimax Media Inc., the former private company.  All references to the “Company,” “we,” “our” and “us” for periods after May 28, 2009, the closing of the merger between Cicero Resources Corp. and Intelimax Media Inc., refer to the new merged entity.

Merger

On April 21, 2009 we entered into a merger agreement (the “Merger Agreement”) with Intelimax Media Inc., a British Columbia Company (“Intelimax”).   The following were the conditions precedent which were to be satisfied for the merger to close.  Prior to closing, we agreed to:

•	execute a 100 to 1 reverse split of the issued and outstanding shares of our common stock;
•	raise a minimum of $35,000 through a private placement of shares of our common stock at a price of $0.005 per share;
•	submit the Merger Agreement for shareholder approval;
•	convert out of the corporate jurisdiction of the state of Nevada and continue into the corporate jurisdiction of the province of British Columbia; and
•	appoint Michael Young, the President and CEO of Intelimax to our Board of Directors.

On May 28, 2009 all of the conditions described above were satisfied and the merger between us and Intelimax was closed.  We have now adopted the business of Intelimax, which hosts, develops and maintains websites which generate revenue through advertising and subscriptions.  As a term of the merger, we have also changed our name to Intelimax Media Inc.  A full description of the terms of the merger can be found in our Current Report on Form 8-K filed on April 27, 2009.

7,340,410 shares of our common stock were issued and outstanding before the closing of the Merger Agreement. Upon the closing of the merger, we issued 16,009,157 of our common shares to the former shareholders of Intelimax.  The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) and Regulation S under the Securities Act of 1933 as amended (the “Securities Act”).  As of the filing of this report there are 23,349,567 shares of our common stock issued and outstanding.

Prior to our entry into the Merger Agreement, there were no material relationships between us, any of our respective affiliates, directors or officers, or any associates of our respective officers or directors and Intelimax and its respective affiliates, directors or officers, or any associates of its respective officers or directors. Further details on the merger and the Merger Agreement can be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2009.

Additionally, we will be filing for approval of the merger and  name change from Cicero Resources Corp. to Intelimax Media Inc., with NASDAQ.  When such approval is granted, we will disclose it on a Current Report on Form 8-K.

Accounting Treatment

The merger is being accounted for as a reverse merger, since the former shareholders of Intelimax now own a majority of our voting securities.  Intelimax is deemed to be the acquirer in the merger.  Consequently, the assets, liabilities and the historical operations that will be reflected in the financial statements prior to the merger will be those of Intelimax and will be recorded at the historical cost basis of Intelimax; whereas, the consolidated financial statements after completion of the merger will include the assets and liabilities of us and Intelimax, the historical operations of Intelimax, and our operations from the closing date of the merger.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability, and the marketability of our products; legal and regulatory risks associated with the merger; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Overview

Cicero Resources Corp. was incorporated on October 19, 2007 under the laws of the State of Nevada.  Intelimax Media Inc. was incorporated on April 17, 2006 under the laws of the Province of British Columbia.  On May 28, 2009 the two companies merged and we are the resulting entity.   Our principal offices are located at 555 West Hastings Street, Vancouver, BC, V6B 4N4.  Our telephone number is (604) 742-1111. Our fiscal year end is March 31.

Previous Business

We were created as a mineral exploration company and on January 30, 2008 we entered into an option agreement with Multi Metal Mining Corp. pursuant to which we purchased an option to acquire an undivided 100% interest in a gold prospect property commonly known as the Crimson Queen Property.  On March 18, 2008 we made the initial payment of $6,000.  In order to fully exercise the option to purchase a 100% interest in the Crimson Queen Property, we were required to (1) pay an additional $50,000 by January 30, 2009 and (2) pay $200,000, as well as issue 1,000,000 shares of our common stock by January 30, 2010.   As we were not able to make the required payment on January 30, 2009, the option on the Crimson Queen Property expired.

Current Business

Recently, our management decided to focus on acquiring or merging with one or more operating businesses. Our efforts to identify a target business resulted in the Merger Agreement with Intelimax.  The merger was closed on May 28, 2009 and we have now adopted the business of Intelimax.  We are now an Internet services company which hosts, develops and maintains websites which generate revenue through advertising and subscriptions.  We have identified revenue opportunities in several key industry sectors which we believe to be currently underutilized.  Our major current and planned products and services are as follows:

•
Pay-Per-Click Search Engine: This is Internet search software developed by us which can be customized for use in websites catering to a variety of interests.  It combines searching and advertising by providing users with industry specific Internet content in response to search queries and at the same time generating revenues by supplying content from advertisers who have agreed to be a part of the potential search results.  When a user searches for a specific term in this search utility, a large number of associated results are displayed and revenue is generated when the user selects one of our advertisers’ websites.

•
Gamboozle.com: A website which will provide users with the ability to search for various products or services in the online gaming industry as well as various in-house applications for online gaming and social interaction.  We anticipate growing a subscriber and visitor base with innovative applications and engaging online games and creating revenue through advertising placed by third party service providers and our ‘Pay-Per-Click’ Internet search software.

•
ClimateSeek.com: A website which will provide services similar to Gamboozle.com, but with a focus on global warming, climate change, renewable energy and the global carbon markets.  We anticipate including various applications and content with which we hope to attract users and visitors interested in environmental issues.  With sufficient users we will be able to create revenue through advertising placed by third party service providers and our ‘Pay-Per-Click’ Internet search software.  Additionally, we anticipate that in the future ClimateSeek.com will be used for the online purchase and sale of carbon credits.

•
Gaming Platform:  We have developed and acquired software which allows users to play multi-player poker, blackjack, roulette as well as slot machines online.  We intend to offer this comprehensive online gaming application to users on a subscription basis which, if sufficient interest is developed, will produce revenues through subscription payments as well as advertising placed on in the game itself.  Our online gaming software has been integrated into our Gamboozle.com website as well as our pages on Facebook, MySpace and Bebo, which are social networking websites.

•
Fantasy Sports:  Fantasy sports describes multi-player games in which users act as fantasy owners and build a team that competes against other fantasy owners based on the statistics generated by individual players or teams of a professional sport.  We have developed software which allows users to create teams from the rosters of actual sports players and then use their teams to compete against other users in various categories such as points scored, yards gained or home runs registered, depending on the specific sport.  We aim to compete with existing fantasy sports platforms by providing a more flexible subscription system and competitive content.  We hope to attract a substantial subscriber base which will provide us with the users we need to generate revenues through third party advertising.  Our fantasy sports software has been integrated into our Gamboozle.com website as a paid service.

Products and Services

Pay-Per-Click Search Engine

Both Gamboozle.com and ClimateSeek.com will feature our Internet search software which will allow users to find websites that relate to the specific search terms which are entered and allow us to present paying advertisers within the results of such search, therefore ensuring revenue production when a user selects one of the paying advertiser’s websites.

For most advertisers, the preferred method of paying for having their advertisements listed on third party websites is based on how many people visit their website due to a specific advertisement.  This is achieved by keeping track of which website the user was directed from when they visited the advertiser’s website.  When a user uses an online advertisement to navigate to the advertiser’s website, this is called a ‘click through’.  The Pay-Per-Click software will allow advertisers to see the effectiveness of their ads based on the click through rate and they will only pay when users click through to their site.  We have developed our Pay-Per-Click software with the purpose of having advertisers pay based on the true performance of their advertisements and users delivered from our websites.

Two other critical aspects of the Pay-Per-Click software are:

1)
Real Time Keyword Bidding – advertisers can bid on having their website placed in our search result listings based on certain keywords entered by a user of your Pay-Per-Click search software.  The advertiser with the highest bid for the specific word entered by the user will be displayed as the top listing within the search results presented to the user.  Our management believes that the bid price model assures that prices reflect demand in the market for different keywords and facilitate changing demand as new products and services are developed.

2)
Front Loaded Payment – advertisers will deposit and an initial payment with us which will be used to pay for their click through advertising as a form of retainer. As their listings are followed by users who find them through our Pay-Per-Click search software, the cost per click is removed from their account until their account has a balance of zero. The advertisers can “reload” their account at any time. This will provide a very predictable cost for the advertiser and ensure that we are able to collect payment for our services.

Gamboozle.com

Gamboozle.com is a website which allows users to play various online games of skill, luck or strategy and offers a specialized Internet searching option which provides users with results for various websites which match the user’s search criteria. It combines our Pay-Per-Click Search Engine, our Gaming Platform and our Fantasy Sports software. Our management believes that as the number of users and visitors to Gamboozle.com grows, we will be able to begin providing strategically placed search results from paying advertisers.

Gamboozle.com offers online games through our Gaming Platform and free prizes which our management hopes will encourage frequent visits and extended stays on the website.  By developing a consistent and large user base we hope to be able to charge various third parties for displaying their advertisements on Gamboozle.com.  Additionally, we plan on offering a subscription option for our various gaming applications which would generate revenues through automatic monthly dues.  Gamboozle.com is not an online gambling, betting or lottery website and does not accept funds related to actual gambling.

The following is a sample of the products and services provided by Gamboozle.com which our management hopes will attract a sizeable user base:

•
Gamboozle Bucks - the core of Gamboozle is the Gamboozle Bucks. This is the artificial currency the users will use to enter raffles and interact with each other. Users can earn Gamboozle Bucks by playing different games and/or interacting with the content on the website.

•	Raffles and Prizes - Gamboozle has a free raffle system. Players purchase raffle tickets with their Gamboozle Bucks and enter a raffle to win free prizes.

•	Free Fantasy Sports - Gamboozle offers quick and simple fantasy sports leagues that can be played daily, weekly, monthly and for the whole season.

•	Casual Games - Gamboozle offers online strategy, wordplay and action games that offer instant prizes such as Gamboozle Bucks and free spins on the Gamboozle virtual slot machine.

•	Multi Player Poker - poker is the ultimate multi-player social game. Gamboozle offers an online based poker game which does not involve gambling with real money.

•
Social Networking - social networking is the ability for users to communicate directly with each other, either through live chat or a messaging system on a website. This creates a feeling of community on a particular website and encourages return visits by users.

Our management believes that the practice of using online video games to advertise a product will be successful for promoting online gaming and casino websites as these two entertainment mediums are closely related and share similar target demographics.  Due to the highly competitive nature of the industry, our management believes that advertisers are willing to pay a premium for a targeted audience and users who are interested in online gaming will be more likely to select advertisements of online gambling and gaming websites.  Since the launch of Gamboozle.com we have experienced consistent growth in our user database. Our current user database has over 90,000 users and over 2,000 people visit Gamboozle.com per day.  We have already generated nominal revenues through the placement of advertising throughout the website.

ClimateSeek.com

ClimateSeek.com is a website which will provide comprehensive content and applications focused on global warming, climate change, renewable energy and the global carbon markets. Though the website is currently in development we anticipate that some of its main characteristics will be:

•	Our Pay-Per-Click Internet search tool which will be optimized to provide relevant search results from paying advertisers.

•
A social networking component which will allow users to discuss environmental issues in real time as well as through posting of messages.  As with Gamboozle.com, it is our belief that social networking of this type will promote more frequent and longer visits to our website.

•	A carbon calculator which will calculate the amount of carbon a user produces given their particular lifestyle, residence, car, etc.

•	Environmentally themed online video games and contests.

•	Consistently updated news, blogs, articles relating to global warming, climate change, renewable energy and the global carbon markets.

•
Listings of environmentally focused products and applications which can help reduce a user’s negative impact on their environment.  This may be a supplemental revenue source if sufficient users purchase products from retailers featured on ClimateSeek.com

Our management believes that by providing informative content and services we will be able to position ClimateSeek.com as a popular destination for Internet users interested in environmental issues.  In addition, our management anticipates opportunities in the newly formed market for carbon credits, either as a reseller of carbon credits on ClimateSeek.com, or as a project proponent or an investor in projects generating carbon credits for sale in various carbon credit markets.

Carbon Credits

The concept of carbon credit trading was developed as a result of the Kyoto Protocol and various other local legislative and corporate initiatives which aimed to control the production of green house gases (GHG) by countries and companies.  Countries or companies whose output of GHG is below a fixed target are entitled to collect and sell surplus credits to countries and companies who are not meeting their reduction limits.  Companies or government projects which cannot fulfill the reduction target can buy the surplus credits from other companies or governments in order to offset their emissions.

A growing number of institutions and purchasers such as EcoSecurities, Natsource, CO2e, Shell, Merrill Lynch, Barclay’s Capital, World Bank and the European Bank for Reconstruction and Development are getting involved in conducting and facilitating carbon credit trading.  Additionally, an increasing number of exchanges including the European Climate Exchange, which deals mostly with carbon trading mandated under the Kyoto Protocol rules, and the Chicago Climate Exchange which is focused on North American carbon trading and generally sees participants join on a voluntary basis, have gotten involved in the trading of carbon credits.

The Voluntary Market

The voluntary market refers to companies, government agencies, non-governmental agencies (NGOs) and individuals that purchase carbon credits for purposes other than meeting regulatory targets such as the ones set out by the Kyoto Protocol.  A buyer can voluntarily purchase credits from various carbon credit projects.  The action is defined as voluntary so long as the credits will not be used to meet a regulatory target.  Retailers can sell voluntary emission reduction credits for voluntary or regulatory purposes.  However, the vast majority of retailers only sell these voluntary credits to the voluntary market.

Over the past several years there has been a steadily increasing demand for voluntary carbon credits or offsets.  In 2007 the voluntary market saw a total of US $332 million worth of carbon credit transactions, up from US $100 million the year before, according to the annual Ecosystem Market Place report.  However, while growing rapidly, the retail market for voluntary carbon credits is still relatively small and fragmented compared to the Kyoto regulated market.  There are an estimated 60 providers worldwide, most of them based in Europe, North America, and Australia.

Retailers or sellers tend to target a wide variety of market segments, including individuals, businesses, government departments, cities, townships and international events.  Some are for-profit and others are non-profit.  Their websites will generally have a carbon calculator, where users can calculate emissions from various activities such as flying or driving automobiles.  Offsets for air travel seem to be the most popular marketing tool and individuals will usually receive confirmation in the form of a certificate in return for their purchase.

The Chicago Climate Exchange (CCX) is currently the largest exchange where voluntary carbon credits are sold and purchased.  All CCX projects must first undergo a standardized registration, verification and crediting procedure approved by the CCX Offsets Committee before CCX credits are issued.  Once issued, credits must be verified by an approved third-party CCX verifier and registered in the CCX registry.  CCX credits can only be issued after the emission offset has actually occurred.

As can be seen in the table of historical results below, the CCX does have a significant amount of activity even though most of the trading taking place is based on voluntary purchases:

Prices and Volume reported in Metric Tons of CO2

We expect the market for voluntarily purchased carbon credits to increase as our society becomes more environmentally conscious and we will develop various applications and trading markets within the Climateseek.com website to facilitate the trading of carbon credits between individuals and businesses as consumers or vendors.

Carbon credits in the voluntary market range in price from as little as US $0.50 per credit, to as high as US $45.00 on some websites.  This mainly depends on the type of project, verification or standard, and amount of credits being sold.  At the retail level and in small quantities, carbon credits can be sold at much higher prices.   However consumers are paying closer attention to the credibility of each company, type and sustainability of projects, and are becoming savvy to prices of offsets.  We anticipate that with proper additions of content, ClimateSeek.com can become a comprehensive resource for users looking to educate themselves and purchase carbon credits to offset their personal or business GHG emissions.

Gaming Software

We have developed software which enables users to play various casino type games such as blackjack, roulette and slot machines on our websites.  We have also acquired rights to software for online multi-player poker from Fireswirl Technologies Inc., a publicly traded company on the Canadian TSX exchange, and we are currently in final negotiations to purchase this software outright.  We have been working with and developing this software for our particular uses and have imbedded it into our Gamboozle.com website.  Our gaming software will allow users to play these various games against other users in real time.  In particular, our poker software has been designed to host over 200 at the same time who are engaged in poker games amongst each other on our website.

Currently, we have integrated the poker software in our Gamboozle.com website, as well as Facebook, MySpace and Bebo free of charge.  Facebook, MySpace and Bebo are social networking sites with millions of members which allow their users to interact with each other by leaving pictures, participating in various imbedded software applications and communicating in real time and by leaving messages on each other’s personal profile pages.  Our penetration of these websites with our gaming software allows us to create familiarity amongst a large number of users and develop a database of potential members for our other websites.  Once we develop a sizeable database of users for our gaming software we will be able to expand our application offerings with premium content and increased prizes.  In turn, we will be able to introduce a subscription system which will generate revenues from monthly subscription payments.  Additionally, as our gaming software gains users and proves its popularity, it may be possible to license it to various other websites which are looking to attract visitors with additional applications.

A large number of users are necessary to create sufficient visits to our websites to be able to earn revenues from advertising and provide users with other users to play with or against.  It is important for our business plan to generate a large number of users who visit our websites and use our application, but there can be no certainty that we will be able to attract sufficient users to make our business profitable.  This is especially true for our poker software.  As our multi-player poker software relies on multiple players in each virtual poker ‘room’ it is essential that we have sufficient users using our gaming software at the same time to induce other users to visit our website and prolong their stay.

Fantasy Sports

We have recently developed software for our users to play fantasy sports on our gaming website, Gamboozle.com.  Fantasy sports describes multi-player games in which users act as fantasy owners and build a team that competes against other fantasy owners based on the statistics generated by individual players or teams of a professional sport. Probably the most common variant converts statistical performance of various players into points that are compiled and totaled according to a roster selected by a manager that makes up a fantasy team. These point systems are typically simple enough to be manually calculated by a "league commissioner." More complex variants use computer modeling of actual games based on statistical input generated by professional sports. In fantasy sports users have the ability to trade, dismiss, and sign players, like a real sports owner.

The industry surrounding fantasy sports experienced a drastic increase in popularity with the invention and popularization of the Internet.  The Internet lowered the barrier to entry to the hobby as stats could quickly be compiled online and news and information became readily available.  This made the experience and enjoyment of fantasy sports much more immediate and engrossing. It's estimated by the Fantasy Sports Trade Association that 29.9 million people age 12 and above in the U.S. and Canada played fantasy sports in 2007 and one can find fantasy sports on all of the major sports websites such as ESPN.com, Sportsline.com and more.

As opposed to all of our competitors, our fantasy sports software system allows users to play in a weekly game as opposed to being committed to the game for an entire season.  Though seasonal subscriptions will be available, our current subscription model requires users to pay an entrance fee every week with the chance of winning a prize every week as well. This creates a small initial investment for the user and potentially, a consistent revenue stream for us.

Currently, the our fantasy sports software offers leagues in the National Football League, National Hockey League, Major League Baseball, National Basketball Association and in mixed martial arts fighting.  We have integrated out fantasy sports software into our Gamboozle.com website and we have adapted an application called Mixed Martial Arts Challenge, based heavily on our fantasy sports software, for use by Facebook members.  Our management hopes that we will be able to license our fantasy sports software to heavily visited websites looking to enhance their offerings for a monthly fee or share of subscriptions.

Distribution Methods

Attracting users and advertisers to our websites will be based on the following:

•
Software Licensing – we intend to increase the number of people using our software systems by licensing them to other website owners. We will share in the revenue generated through websites with which already have existing members and traffic.

•
Viral marketing/forums/blogs – we intend to capitalize on the recent popularization of online social communities by creating positive word of mouth within those communities and the Internet as a whole.  We hope that imbedding our online gaming and fantasy sports software free of charge into websites such as Facebook or MySpace will create positive impressions on the users and drive visitors to our site.

•
Online advertising - we intend to take advantage online advertising of ClimateSeek.com and Gamboozle.com through various websites with high numbers of visitors.  Our management believes that the most effective forms of advertising appear to be highly targeted text and visual advertisements on websites focused on similar interests to that of Gamboozle.com and ClimateSeek.com users.

•
Trade shows/Event Marketing – there are a number of trade shows that are geared towards the climate awareness and carbon trading industries as well as online gaming.  We intend to market our websites and software by attending these various events and displaying our products and services.

•
Search Engine Optimization – our websites are developed with consideration to how they will interact with large Internet search utilities such as Google or Yahoo.  By optimizing our websites in such a way that these ubiquitous search engines can identify our websites and their content more easily and therefore list us near the top of their result listings, we hope to attract more visitors.

•
Publicity – we anticipate employing website specific promotions for Gamboozle.com and ClimateSeek.com to attract visitors to our websites.  These promotions may involve reaching out to communities and schools for educational programs on emission reduction via ClimateSeek.com or free raffles on Gamboozle.com

•
Print media – numerous industry publications exist for the climate as well as the Internet gaming industries and we anticipate purchasing advertising or arranging sponsorship in order to increase the awareness of our websites, products, and services.

•	Email campaigns/Newsletters – we are implementing email driven advertising campaigns for the purpose of attracting potential advertisers and as a marketing tool geared towards our membership database.

Competition

Gamboozle.com

There are various websites currently in operations which provide products and services similar to those of Gamboozle.com.   Some of our major competitors are Armorgames.com, pogo.com, miniclip.com, crazymonkeygames.com and newgrounds.com, as well as Gambling911.com, Casino.com, Pokerpages.com and Gambling.com which primarily offer casino type games.

Gambling.com, in particular is very similar to our website in that it uses a pay-per-click listings search, advertising imbedded in visible areas of the website and offers a tool that enables the user to find desired websites via the use of keyword searches. Our Gamboozle.com website is structured similarly, but with more focus on our free games section and possesses the following competitive advantages:

•
We offer a members’ area for users to interact with each other and create a community.  We hope that our development of an online community of users around Gamboozle.com and its offerings will promote positive word of mouth marketing, loyalty amongst our user base and repeated visits.

•
Gamboozle.com offers a free online slot machine with cash and prizes. Users earn free Gamboozle Bucks on the website that they can use to spin the slot machine and win prizes. Our slot machine jackpot carries an average grand prize of over $1,000.  Furthermore, this jackpot may be syndicated through affiliated websites as well as advertisements to attract more visitors to Gamboozle.com.

•
We have developed software which will allow other website owners to use our Pay-Per-Click search software in the form of an unobtrusive bar the top of their websites.   This will provide added functionality to third party websites while potentially creating revenues for us.

•
We have incorporated a comprehensive blogging, or real time message posting system, system into Gamboozle.com.   As a result, Gamboozle.com should be regularly updated with new content from users which will increase the frequency with which it is identified by various search programs on the Internet and our position in any search result listings generated by those programs.

ClimateSeek.com

Websites such as TreeHugger.com, ENN.com and Terrapass.com provide various services pertaining to environmental news, information and the sale of carbon credits. We hope to distinguish ClimateSeek.com from these established websites by providing a more comprehensive experience for the user.  We plan to do this by:

•
Offering not only the ability to offset a user’s GHG emissions by providing a carbon credit market, but also educate and inform on how the carbon credits were produced, the impact of GHG gasses on the global environment and the state of global climate issues in general. Our competitors offer the ability to purchase carbon offsets (CarbonFund.org) or provide news and information (TreeHugger.com), but our management is not aware of any website which combines the two into a comprehensive online destination for environmental awareness and the purchase of carbon credits.

•
Creating a community around ClimateSeek.com and its users.  Out management hopes this will create a sense of loyalty amongst the visitors to our website and result in extended and more frequent visits to check for not only updates regarding environmental issues, but also other members of the website.

Fantasy Sports

Fantasy sports platforms such as ours are available on all of the major sports related news sites such as ESPN.com, CBS Sportsline and TSN.ca.  We believe that our systems will have the following advantages:

•
None of our major competitors license their software. They appear to be focusing on their specific product exclusively on their specific website. Our management believes that this gives us an opportunity to start offering our product to many small and medium sized websites which are looking to add fantasy sports content to their applications.

•
Most of our competitors use a full season model. This means that users pay once per season to play.  A season is generally defined by the annual season of the sport on which the ‘fantasy team’ is based.  While this has proven to be an effective model, our management believes that providing for more flexible subscription lengths will promote increased usage. In a typical fantasy season, many participants no longer have a chance to win before the season is over, but they still want to play. Our system allows users to begin a new fantasy sports game every week, with a new round starting every Monday or Tuesday.

Subscription Poker

Once our multi-player online poker software has been fully developed, we anticipate providing premium content and services on a subscription basis.  Currently, there is one major subscription poker network, Pureplay.com, as well as some smaller websites such as spadeclub.com and clubwpt.com. These appear to be to be our major competitors in the subscription poker space.

We believe that our systems will have the following advantages:

•	None of the other systems appear to have a licensing model. By making our software available on many websites we can take immediate market share without spending significant funds on marketing.
•	Our price point will be lower. All of the listed competitors charge a monthly membership fee of $19.95.

Intellectual Property

We own the copyright of our logos and all of the contents of our websites, www.Gamboozle.com and www.ClimateSeek.com.  We have also developed proprietary software that consists of our gaming platform (poker and casino), fantasy sports and our Pay-Per-Click search software.

Research and Development

We have not spent any amounts on which has been classified as research and development activities in our financial statements since our inception.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulation and Costs of Compliance

Online Gaming

We do not require any government approvals to carry out our business plan as disclosed above.  If, at some point in the future, our management chooses to use our gaming software for legal online gambling, the state of gambling laws in the US will have an impact on our business.  Currently, the legislation regarding online gambling is in flux and not uniform.  The following are some recent developments in US law regarding online gambling:

•
On May 6, 2009, Congressman Barney Frank (D-MA) unveiled a bill designed to allow U.S.-based companies to obtain licenses and operate federally regulated online gambling sites. The bill, titled the Internet Gambling Regulation, Consumer Protection, and Enforcement Act of 2009 (H.R. 2267), would also allow such sites to accept bets from U.S. customers.   The bill has not yet been signed into law.

•
On June 7, 2007, Representative Robert Wexler (D-FL) introduced HR 2610, the Skill Game Protection Act, which would legalize Internet poker, bridge, chess, and other games of skill. Also on June 7, 2007 Representative Jim McDermott introduced H.R. 2607, the Internet Gambling Regulation and Tax Enforcement Act. IGRTEA would legislate Internet gambling tax collection requirements. The bill has not yet been signed into law.

•
In September 2006 both the US House of Representatives and the US Senate passed legislation (as an amendment to the unrelated SAFE Port Act) that would make transactions from banks or similar institutions to online gambling sites illegal.  The passed bill only addressed banking issues.  The Act was signed into law on October 13, 2006 by President George W. Bush.  In response to SAFE Port Act, a number of online gambling operators including PartyGaming, Bwin, Cassava Enterprises, and Sportingbet announced that real-money gambling operations would be suspended for U.S. customers.

Environment

We anticipate that government regulation in the field of environmental protection and carbon dioxide production will impact the profitability and marketability of our www.ClimateSeek.com products and services.  Though currently, increased regulation is expected, there is no certainty that such regulation will be implemented in a timely fashion and no certainty of the impact it will have on our business.

We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our intended business. At this time, we do not anticipate any material capital expenditures to comply with environmental or various regulations and requirements.

While our intended projects or business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us through increased operating costs and potential decreased demand for our technologies or products or services, which could have a material adverse effect on our results of operations.

Online Services

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. We face risks from some of the proposed legislation that could be passed in the future.

In the US, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.

A range of other laws and new interpretations of existing laws could have an impact on our business. For example, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users.

We also face risks due to government failure to preserve the internet’s basic neutrality as to the services and sites that users can access through their broadband service providers. Such a failure to enforce network neutrality could limit the internet’s pace of innovation and the ability of large competitors, small businesses and entrepreneurs to develop and deliver new products, features and services, which could harm our business.

We are also subject to federal, state and foreign laws regarding privacy and protection of user data. We post on our web site our privacy policies and practices concerning the use and disclosure of user data. Any failure by us to comply with

Employees

We currently have 3 employees engaged in administrative tasks and software development, all of whom are employed on a full time basis.  We also anticipate engaging various consultants to provide legal, accounting, marketing and software development services.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Intelimax’s financial statements for the years ended March 31, 2008 and 2009.  As previously described, the financials of Intelimax will be our financials going forward due to the reverse take-over accounting treatment of the merger transaction.  Pro-forma financial statements which combine both Intelimax and Cicero financial statements for the period ended March 31, 2009 are filed as Exhibit 99.1 of this Current Report on Form 8-K.

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Form 8-K. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in Canadian Dollars, unless otherwise noted.

Liquidity and Capital Resources for the years ended March 31, 2009 and 2008

As of March 31, 2009, we had cash of $17,888, total assets of $355,400 and a working capital deficit of $144,398 compared to $166,888 in cash, $416,865 in assets and working capital of $126,127 as of March 31, 2008.  As of March 31, 2009 we have an accumulated deficit of $995,459.

During the year ended March 31, 2009, we raised $279,250 of financing through the issuance of common shares and private placement units compared to $705,140 during the year ended March 31, 2008.  The decrease in cash provided by financing activities was due to a decrease in the issuance of our common shares.  From our inception on April 17, 2006 to March 31, 2009, we have raised a net amount of $1,157,823 in cash through financing activities.

We used net cash of $200,426 in investing activities during the year ended March 31, 2009 compared to $195,298 during the same period in 2008.  During both years, the substantial majority of the cash used was spent on website development costs.  From our inception on April 17, 2006 to March 31, 2009, we have spent a total of $463,415 on investing activities with $435,260 being spent on website development costs and $28,155 being spent on purchases of equipment.

During the year ended March 31, 2009 we used net cash of $227,824 in operating activities compared to $354,372 during the same period in 2008.  From our inception on April 17, 2006 to March 31, 2009 we used net cash of $676,520 in our operating activities.  During the year ended March 31, 2009, our monthly cash requirement was approximately $19,000 compared to $29,000 during the same period in 2008.  Currently, we do not have sufficient cash in our bank accounts to cover our expenses for even one month.  We anticipate meeting our cash requirements through a combination of equity and debt financing.

We anticipate that we will generate only nominal revenues in the near future and we do not anticipate achieving sufficient positive operating cash flow until 2010.  It may take several years for us to fully realize our business plan.

We estimate that our expenses over the next 12 months (beginning June 2009) will be approximately $1,047,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Target completion date or period	Estimated expenses ($)
Legal and accounting fees	12 months	60,000
Software development costs	12 months	300,000
Marketing and advertising	12 months	225,000
Investor relations and capital raising	12 months	72,000
Management and operating costs	12 months	245,000
Salaries and consulting fees	12 months	65,000
Hardware purchases	12 months	30,000
General and administrative	12 months	50,000
Total		1,047,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. There is no assurance that any financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out any business plan.

Results of Operations for the year ended March 31, 2009 and from April 17, 2006 (inception) to March 31, 2009.

Revenues

We have earned $5,292 during the period from our inception on April 17, 2006 to March 31, 2009. We generated revenues of $4,096 during the year ended March 31, 2009 and $1,196 during the same period in 2008. At this time, our ability to generate significant revenues continues to be uncertain. The auditor's report on our audited financial statements for the years ended March 31, 2009 and 2008 contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

From April 17, 2006 (inception) to March 31, 2009, our total expenses were $1,002,456. The major components of our total expenses since inception to March 31, 2009 were: $198,000 for management fees, $173,336 for consulting fees, $171,398 for general and administrative expenses, $138,653 for amortization, $111,818 for wages and benefits, $105,153 for advertising and promotion and $105,063 for professional fees.  Our general and administrative expenses consist of bank charges, office maintenance, communication expenses, courier, postage, office supplies, and rent.

For the years ended March 31, 2009 and March 31, 2008, our expenses were as follows:

Type of Expense	March 31, 2009 ($)	March 31, 2008 ($)

Amortization	95,372	40,577
Advertising and promotion	16,514	85,815
Consulting fees	40,536	89,000
General and administrative	61,040	54,804
Management fees	78,000	72,000
Professional fees	46,614	14,813
Wages and benefits	111,818	–

The year over year increase in total expenses can be attributed mostly to the expenses associated with wages and benefits.  Such expenses arose as we hired additional employees in order to develop our websites and business plan.

Net Loss

We incurred net loss of $444,721 for the year ended March 31, 2009 compared to a net loss of $353,904 for the year ended March 31, 2008.  Our net loss for the period from April 17, 2006 (inception) to March 31, 2009 was $995,459

Off-Balance Sheet Arrangements

As of the date of this Report, we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Tabular disclosure of contractual obligations

Contractual	Payments Due by Period
Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	N/A
Capital Lease Obligations	N/A
Operating Lease Obligations	51,030	21,870	29,160	0	0
Purchase Obligations	N/A
Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP	N/A
Total	51,030	21,870	29,160	0	0

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in note 2 of the notes to our financial statements for the years ended March 31, 2009 and 2008. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to amortization of equipment and website development costs, fair value on share-based payments, and valuation allowances on deferred income tax losses. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Net Loss per Share

We compute net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Financial Instruments and Fair Value Measures

SFAS No. 157, “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1: Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2: Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3: Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.
Our financial instruments consist principally of cash, other receivables, other assets, accounts payable and accrued liabilities, and amounts due to a related party. Pursuant to SFAS No. 157, the fair value of our cash and cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Our operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to our operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, we does not use derivative instruments to reduce its exposure to foreign currency risk.

Properties

Our executive office is located at 555 West Hastings Street, Suite 2320, Vancouver, British Columbia, Canada V6B 4N4. We have a lease agreement for our office space which was entered into on July 1, 2006 and expires on June 20, 2011.  We pay approximately $3,300 USD (CAD $3,973.81) per month for our office space, and approximately $1,845 (CAD $2,250) is paid back to us on a sublease with an unrelated company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of May 29, 2009, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of May 29, 2009, there were 23,349,567 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(6)
Common Stock	Michael Young (1) 4431 Cambridge Street, Burnaby, BC, V5C 1H6	2,850,002	12
Common Stock	Charles Green (2) 137 Oak Court, Anmore, BC, V3H 4W9	2,900,000	12
Common Stock	Ping Shen (3) 1328 East 35th Avenue, Vancouver, BC, V5W 1C1	750,000	3
Common Stock	Richard Skujins (4) 7375 Angus Drive, Vancouver, BC, V6P 5J8	870,667 (10)	3
Common Stock	Raymond Slee (5) 640 Union Street, Vancouver, BC, V6A 2B9	100,000	(7)
	All Officers and Directors as a Group	7,470,669	32
Common Stock	Glen Little 15446 - 111 Avenue Surrey, BC, V3R 0W6	1,473,333 (11)	6
Common Stock	John Buttedhal 2016 Graveley Street Vancouver, BC, V5L 3B7	2,200,000	9
Common Stock	Grand Palm Ltd. (8) 1 Chancery Court, Providenciales Turks & Caicos Islands	1,990,000	9
Common Stock	Evensong Inc. (9) Suite 1-A, 5, Calle Eusebia A. Morales, El Cangrejo, Panama City, Panama	1,500,000	6
	All Others as a Group	7,163,333	31

(1)	Michael Young is our President, Secretary and director.
(2)	Charles Green is our Chief Executive Officer and director.
(3)	Ping Shen is our Chief Financial Officer, Principal Accounting Officer, Treasurer and director.
(4)	Richard Skujins is our director.
(5)	Raymond Slee is our Chief Technical Officer.
(6)	Based on 23,349,567 shares issued and outstanding as of May 29, 2009.
(7)	Less than 1%.
(8)	Don Scholar is the beneficial owner and has voting and investment control over the securities held by Grand Palm Ltd.
(9)	Cesar Degracia is the beneficial owner and has voting and investment control over the securities held by Evensong Inc.
(10)
Includes 450,000 common shares owned in his personal name, and 368,667 shares and warrants to purchase an additional 52,000 shares held in the name of Our World Holdings Ltd., over which he has voting and dispositive control.

(11)	Includes 1,413,333 common shares and warrants to purchase an additional 60,000 shares at $0.50 per share held in his personal name.

Changes in Control

As of May 29, 2009 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Directors and Executive Officers

Directors and Officers

Our Articles state that the authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at four. We currently have four directors.  All directors and officers were appointed pursuant to the terms of our merger agreement with Intelimax.

Our directors and officers are as follows:

Name	Age	Position
Michael Young	46	President, Secretary and Director
Charles Green	36	Chief Executive Officer and Director
Ping Shen	42	Chief Financial Officer, Principal Accounting Officer, Treasurer and Director
Richard Skujins	38	Director
Raymond Slee	43	Chief Technical Officer

Our directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Michael Young, President, Secretary and Director

Michael Young has been our director since April 28, 2009.  Mr. Young was also appointed as our President and Secretary on May 28, 2009 in connection with the closing of our merger with Intelimax.

Mr. Young was been the President and founder of Intelimax since April 2006.   He is also currently CEO and Director of Carbon Friendly Solutions Inc. an environmental company listed on the TSX Venture Exchange focusing on wood waste utilization and the development of bio energy products that offset the use of fossil fuels to reduce carbon emissions.

From June 2005 to July 2006, he was Director and Corporate Secretary for Stream Communications Network & Media Inc., and responsible for Corporate Development and Public Relations of Stream since October 2000. During his time with Stream the company grew from start up to 65,000 subscribers and raised over US $15 million of private debt and equity to accomplish its growth objectives.

From 1994 to present Mr. Young has been helping individuals and small businesses achieve both short and long term financial security goals. Mr. Young is a graduate of the Certified Financial Planning Education Program from the Financial Advisors Association of Canada and the British Columbia Institute of Technology, where he studied Business Administration.

Charles Green, Chief Executive Officer and Director

Mr. Green was appointed as our Chief Executive Officer and Director on May 28, 2009 in connection with the closing of our merger with Intelimax.  Since 1997, Charles Green has worked with some of the leading companies in the Internet gaming industry as a developer and manager of large-scale software systems. His career highlights include:

•
Product manager for World Gaming. He was responsible for the design and development of the Sportsbook product that is still being used by Sportsbook.com, one of the largest I-gaming companies in the industry.

•
Chaz moved to iGaming Software where as Director of Product Development he was responsible for overseeing the design and development of the award winning iGaming Software platform which included a full featured, 47 game casino, poker and sports betting system, an ecommerce system and all necessary management and reporting tools.

Ping Shen, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

Ms. Shen was appointed as our Chief Financial Officer, Principal Accounting Officer, Treasurer and Director on May 28, 2009 in connection with the closing of our merger with Intelimax.  Ms. Shen is a Certified General Accountant, with over 18 years of professional experience in China and Canada.   From 1999 to 2001 Ms. Shen was a Senior Staff Accountant with Jones Richards & Company.  From 2001 to June 2006 Ms. Shen has been working with an independent accountancy practice, providing accounting services for several public companies in the communications, IT, environmental and mining sectors.  Ms. Shen is a member of the Certified General Accountant Association of Canada and speaks fluent English, Mandarin and Cantonese.

Raymond Slee, Chief Technical Officer

Mr. Slee was appointed as our Chief Technical Officer on May 28, 2009 in connection with the closing of our merger with Intelimax.

Mr. Slee has more than 12 years experience in technological development, including 7 years of Distributed Systems Architecture and Design. Before joining Intelimax, Mr. Slee served as Chief Technical Officer for SwampFox Software Ltd. for 5 years (2002-2007). He was responsible for overseeing the design and implementation of an advanced graphical web site monitoring system called LiveSiteMonitor as well as LiveServiceDesk, a web communications product.  Prior to SwampFox Software Mr Slee worked within the London Financial Industry (1995-2002) as a Senior Systems Architect and Project Manager.  Mr. Slee graduated from the University of Maryland with a bachelor of Computer Science and Electrical Engineering degree in 1996.

Richard Skujins, Director

Mr. Skujins was appointed as our Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

Mr. Skujins has over 16 years of business experience as owner, operator and investor with various private companies in the construction, roofing, IT and restaurant sectors.  Mr. Skujins is a principal owner and has worked for Cambie Roofing and Drainage since 1992.  Cambie Roofing has been a successful family operated commercial and residential roofing and drainage company for over 50 years in British Columbia.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Michael Young, our President, Secretary and Director, also serves as the Chief Executive Officer and director of Carbon Friendly Solutions, Inc. While we do not expect this entity to compete with us as it in not engaged in the online gaming or software businesses, Mr. Young has a fiduciary duty to Carbon Friendly Solutions, Inc and may not present business opportunities to us unless this entity has first declined to accept them.  Though our ClimateSeek.com business model does share some similarities with the business model of Carbon Friendly Solutions, Inc. we do not anticipate any material business opportunities will cause a conflict of interest for Mr. Young as a result of his obligations owed to us and to Carbon Friendly Solutions, Inc.

As a result of multiple business affiliations, Mr. Young may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to several entities. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any conflicts will be resolved in our favor.

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

·	the corporation could financially undertake the opportunity;
·	the opportunity is within the corporation’s line of business; and
·	it would not be fair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. We also intend to establish policies and procedures for seeking appropriate business combination candidates. As part of our intended processes, we intend to create a contact database describing the materials we receive from any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidates were either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a current report on Form 8-K.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary ($)	Total ($)

Michael Young (2)	2008	72,000	72,000
	2007	54,000	54,000
Charles Green (3)	2008	72,000	72,000
	2007	12,000	12,000
Ping Shen (4)	2008	7,500	7,500
	2007	39,000	39,000
Raymond Slee (5)	2008	13,950	13,950
	2007	-	-
Richard Skujins (6)	2008	-	-
	2007	-	-
Tom Alexiou (7)	2008	-	-
	2007	-	-
Melanie Williams (8)	2008	800	800

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Michael Young was appointed as one of our directors on April 28, 2009 and as our President and Secretary on May 28, 2009 in connection with our merger with Intelimax.

(3)	Charles Green was appointed as our Chief Executive Officer and Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

(4)	Ping Shen was appointed as our Chief Financial Officer, Principal Accounting Officer, Treasurer and Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

(5)	Raymond Slee was appointed as our Chief Technical Officer on May 28, 2009 in connection with the closing of our merger with Intelimax.

(6)	Richard Skujins was appointed as our Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

(7)
Tom Alexiou was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director from inception on October 19, 2007 to September 11, 2008

(8)
Melanie Williams was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director from September 11, 2008 until May 28, 2009 when she resigned as part of our merger with Intelimax.  Our management agreement with Melanie Williams terminated upon the delivery and acceptance of her resignation.

Option Grants

As of May 29, 2009 we have not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our current directors or officers

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to May 29, 2009. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

We incurred the following expenses with our management, officers, and directors:

	March 31, 2009	March 31, 2008
	$	$

Consulting Fees	40,536	47,000
Management Fees	78,000	72,000
Professional Fees	3,000	7,500

Total	121,536	126,500

As at March 31, 2009, our accounts payable and accrued liabilities included $118,084 (2008 - $54,409) owing to our management, officers, and directors.  The amounts are unsecured, non-interest bearing, and due on demand.

As at March 31, 2009, we owed $12,000 (2008 - $nil) to one of our directors for general expenditures.  The amount owing is unsecured, non-interest bearing, and due on demand.

On May 28, 2009, the following directors and officers were issued stock pursuant to the terms of the merger agreement between us and Intelimax:

•	Michael Young was issued 2,350,002 shares of our common stock;
•	Charles Green was issued 2,200,000 shares of our common stock;
•	Ping Shen was issued 750,000 shares of our common stock; and
•	Richard Skujins was issued 450,000 shares of our common stock.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

None of the listed officers and directors have been nominated or chosen to become a director in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. At the moment only Richard Skujins could be considered an independent director under most definitions of “independence”.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Bulletin Board, under the trading symbol “CICR.OB”.  We cannot assure you that there will be a market in the future for our common stock. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Since our listing on the OTC Bulletin Board, there have been no trades in our stock.  Once our application for the name change and merger is approved by NASDAQ, we will be provided with a new trading symbol.

Holders

As of May 29, 2009 there were 117 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of May 29, 2009 we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

During our last three fiscal years, we have completed the following previously unreported sales of unregistered securities:

•
On May 26, 2009 we issued 7,000,000 shares of our common stock to various investors at $0.005 per share for aggregate proceeds of $35,000.  These shares were issued pursuant to Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

•
On May 28, 2009 we issued 16,009,157 shares of our common stock to the former shareholders of Intelimax pursuant to our merger agreement.  These shares were issued pursuant to Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

Our reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of the securities did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the nature of the transaction between the Company and On4. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

We relied on Rule 903 of Regulation S of the Securities Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor who relied on Regulation S was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 150,000,000 common shares, $0.00001 par value and 20,000,000 preferred shares, $0.00001 par value.

Common Stock

As of May 29, 2009 we had 23,349,567 shares of our common stock and warrants to purchase an additional 1,197,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends. From our inception to May 29, 2009 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of $0.00001 par value preferred stock. As of May 29, 2009, we do not have any outstanding preferred shares.  We have not yet set the terms and conditions attached to our preferred stock.  Under our Articles our directors may, subject to the rights of the holders of our issued shares, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by us, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

Indemnification of Directors and Officers

The only statutes, charter provisions, bylaws, contracts or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which they may incur in their capacity as such are as follows:

•	Part 6, Division 5 of the British Columbia Business Corporations Act (“BCBCA”); and

•	Section 21 of our Articles, filed as Exhibit 3.2 of this Current Report on Form 8-K.

British Columbia Business Corporations Act

Part 6, Division 5 of the BCBCA allows us to indemnify our directors and officers against losses incurred as a result of an action brought against them due to their position with us whether they are successful in defending the action or not.  If an action is brought against one of our directors or officers and that director or officer is successful in the outcome of the proceeding, the BCBCA requires that we reimburse all costs associated with defending such action.

The BCBCA also provides that we must not indemnify or pay the expenses of one of our directors or officers if any of the following circumstances apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if a proceeding is brought against one of our directors or officers by or on behalf of the company, the company must not:

(a) indemnify the director or officer in respect of the proceeding; or

(b) pay the expenses of the director or officer in respect of the proceeding.

Our Articles

Under our Articles, we are required to indemnify any officer, director, employee or person serving us at our request and who, because of such person’s position, is made a party to any threatened, pending or completed civil or criminal proceeding or investigation, provided that such person acted in good faith and in a manner which he reasonably believed to be in our best interest or if such person had no reason to believe that his conduct was unlawful. To the extent that the officer, director, employee or other person is successful on the merits in a proceeding as to which such person is to be indemnified, we must indemnify such person against all expenses incurred, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The indemnification is intended to be to the fullest extent permitted by the laws of the Province of British Columbia. Insofar as indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under British Columbia law, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Financial Statements and Supplementary Data

INTELIMAX MEDIA INC. (A Development Stage Company) Consolidated Financial Statements (Expressed in Canadian dollars) Years Ended March 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Intelimax Media Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Intelimax Media Inc. (A Development Stage Company) as of March 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and accumulated from April 17, 2006 (Date of Inception) to March 31, 2009.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and accumulated from April 17, 2006 (Date of Inception) to March 31, 2009, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a working capital deficit, and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Saturna Group Chartered Accountants LLP

Vancouver, British Columbia

May 15, 2009

INTELIMAX MEDIA INC.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in Canadian dollars)

	March 31, 2009 $	March 31, 2008 $

Assets

Current Assets

Cash	17,888	166,888
Amounts receivable	2,695	16,415
Prepaid expenses and deposits	10,055	13,854

Total Current Assets	30,638	197,157

Equipment (Note 3)	15,392	17,330
Website development costs (Note 3)	309,370	202,378

Total Assets	355,400	416,865

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable (Note 6)	125,161	52,720
Accrued liabilities (Note 6)	37,875	18,310
Due to related party (Note 6)	12,000	–

Total Current Liabilities	175,036	71,030

Stockholders’ Equity

Common Stock: unlimited shares authorized, without par value 15,597,157 and 14,812,157 shares issued and outstanding, respectively	1,092,823	896,573

Common stock subscribed (Note 4)	83,000	–

Accumulated deficit during the development stage	(995,459)	(550,738)

Total Stockholders’ Equity	180,364	345,835

Total Liabilities and Stockholders’ Equity	355,400	416,865

Nature of Operations and Continuance of Business (Note 1)
Commitments (Note 7)
Subsequent Events (Note 9)

(The accompanying notes are an integral part of these consolidated financial statements.)

INTELIMAX MEDIA INC.
(A Development Stage Company)
Consolidated Statements of Operations
(Expressed in Canadian dollars)

	For the Year Ended March 31, 2009 $	For the Year Ended March 31, 2008 $	Accumulated from April 17, 2006 (Date of Inception) to March 31, 2009 $

Revenue	4,096	1,196	5,292

Expenses

Amortization	95,372	40,577	138,653
Advertising and promotion	16,514	85,815	105,153
Consulting fees (Note 6)	40,536	89,000	173,336
Foreign exchange gain	(552)	(731)	(965)
General and administrative	61,040	54,804	171,398
Management fees (Note 6)	78,000	72,000	198,000
Professional fees (Note 6)	46,614	14,813	105,063
Wages and benefits	111,818	–	111,818

Total Expenses	449,342	356,278	1,002,456

Operating Loss	(445,246)	(355,082)	(997,164)

Other Income

Interest income	525	1,178	1,705

Net Loss for the period	(444,721)	(353,904)	(995,459)

Net Loss Per Share, Basic and Diluted	(0.03)	(0.03)

Weighted Average Shares Outstanding	15,042,280	10,377,380

(The accompanying notes are an integral part of these consolidated financial statements.)

INTELIMAX MEDIA INC.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity
(Expressed in Canadian dollars)

	Common Stock		Common	Deficit Accumulated
	Shares	Amount	Stock	During the	Total
			Subscribed	Development Stage
	#	$	$	$	$

Balance – April 17, 2006 (Date of Inception)	–	–	–	–	–

Issuance of common stock for cash at $0.001 per share	7,400,002	7,400	–	–	7,400

Share subscriptions received	–	–	166,033	–	166,033

Net loss for the period	–	–	–	(196,834)	(196,834)

Balance – March 31, 2007	7,400,002	7,400	166,033	(196,834)	(23,401)

Issuance of common stock for cash at $0.001 per share	1,250,000	1,250	–	–	1,250

Issuance of common stock for cash at $0.15 per share	6,042,155	906,223	(166,033)	–	740,190

Issuance of common stock for services rendered	120,000	18,000	–	–	18,000

Share issuance costs		(36,300)	–	–	(36,300)

Net loss for the year	–	–	–	(353,904)	(353,904)

Balance – March 31, 2008	14,812,157	896,573	–	(550,738)	345,835

Issuance of common stock for cash at $0.25 per share	785,000	196,250	–	–	196,250

Share subscriptions received			83,000	–	83,000

Net loss for the year	–	–	–	(444,721)	(444,721)

Balance – March 31, 2009	15,597,157	1,092,823	83,000	(995,459)	180,364

(The accompanying notes are an integral part of these consolidated financial statements.)

INTELIMAX MEDIA INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)

	For the Year Ended March 31, 2009 $	For the Year Ended March 31, 2008 $	Accumulated from April 17, 2006 (Date of Inception) to March 31, 2009 $

Operating activities

Net loss for the year	(444,721)	(353,904)	(995,459)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	95,372	40,577	138,653
Issuance of common shares for services	–	18,000	18,000

Changes in operating assets and liabilities:
Amounts receivable	13,720	(7,252)	(2,695)
Prepaid expenses and deposits	3,799	6,157	(10,055)
Accounts payable and accrued liabilities	92,006	(56,254)	163,036
Due to related party	12,000	(1,696)	12,000

Net Cash Used In Operating Activities	(227,824)	(354,372)	(676,520)

Investing Activities

Purchase of equipment	(3,258)	(7,709)	(28,155)
Website development costs	(197,168)	(187,589)	(435,260)

Net Cash Used In Investing Activities	(200,426)	(195,298)	(463,415)

Financing activities

Proceeds from issuance of common shares	196,250	878,673	1,082,323
Share issuance costs	–	(7,500)	(7,500)
Shares subscriptions received	83,000	(166,033)	83,000

Net Cash Provided by Financing Activities	279,250	705,140	1,157,823

Increase (Decrease) in Cash	(149,000)	155,470	17,888

Cash – Beginning of Year	166,888	11,418	–

Cash – End of Year	17,888	166,888	17,888

Non-cash investing and financing activities:
Shares issued for finders’ fees	–	28,800	28,800

Supplemental disclosures:
Interest paid	–	–	–
Income tax paid	–	–	–

(The accompanying notes are an integral part of these consolidated financial statements.)

INTELIMAX MEDIA INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Years ended March 31, 2009 and 2008
(Expressed in Canadian dollars)

1.      Nature of Operations and Continuance of Business

Intelimax Media Inc. (the “Company”) was incorporated on April 17, 2006 under the Business Corporations Act of the province of British Columbia, Canada.  The Company is a development stage company, as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises” and is an internet media and advertising company that specializes in the development and management of industry-specific websites and portals focusing on new media, online games, search, publishing, and media sales.

These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As at March 31, 2009, the Company has an accumulated deficit of $995,459 and a working capital deficit of $144,398. The continued operations of the Company are dependent on its ability to generate future cash flows from operations or obtain additional financing.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  These consolidated financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant Accounting Policies

(a)	Basis of Presentation and Principles of Consolidation

The consolidated financial statements and the related notes of the Company are prepared in accordance with generally accepted accounting principles used in the United States and are expressed in Canadian dollars.  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Gamboozle Media Inc., and Global Climate Seek Inc.  All inter-company accounts and transactions have been eliminated.  The Company’s fiscal year-end is March 31.

(b)	Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles used in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the determination of the useful lives and recoverability of equipment and website development costs, fair value on share-based payments, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

2.	Significant Accounting Policies (continued)

(d)	Website Development Costs

Website development costs consist of costs incurred to develop internet web sites to promote, advertise, and earn revenue with respect to the Company’s business operations.  Costs are capitalized in accordance with EITF No. 00-2, Accounting for Web Site Development Costs, and are amortized at a rate of 30% declining balance per annum commencing when the internet web site has been completed, subject to a half-year rule in the first year of amortization.

(e)	Equipment

Equipment is stated at cost and is amortized on a declining-balance basis at the following rates, subject to a half-year amortization rate in the year of acquisition:

Office Furniture and Equipment	20%
Computer Hardware	30%
Computer Software	100%

(f)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(g)	Revenue Recognition

The Company recognizes revenue from advertising hits generated from its website in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Revenue consists of advertising revenue and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, and collectibility is reasonably assured.

(h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these consolidated financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

2.      Significant Accounting Policies (continued)

(i)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R, “Share Based Payments”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

(j)	Foreign Currency Translation

The Company’s functional currency and its reporting currency is the Canadian dollar and foreign currency transactions are primarily undertaken in United States dollars. Monetary balance sheet items expressed in foreign currencies are translated into Canadian dollars at the exchange rates in effect at the balance sheet date.  Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

(k)	Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" (“SFAS No. 128”). SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

(l)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.  As at March 31, 2009 and 2008, the Company had no items representing comprehensive loss.

(m)	Financial Instruments and Fair Value Measures

SFAS No. 157, “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

2.	Significant Accounting Policies (continued)

(n)	Financial Instruments and Fair Value Measures (continued)

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts receivables, accounts payable and accrued liabilities, and amounts due to a related party. Pursuant to SFAS No. 157, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

(o)	Recent Accounting Pronouncements

In June 2008, the Financial Accounting and Standards Board (“FASB”) issued FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share”, and is effective for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60” (“SFAS No. 163”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

2.	Significant Accounting Policies (continued)

(o)	Recent Accounting Pronouncements (continued)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160 “Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No.51” SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non controlling interest. SFAS No. 160 also requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 also requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the non-controlling owners of a subsidiary. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. SFAS No. 141 (revised 2007) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. SFAS No. 141 (revised 2007) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141 (revised 2007) will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

3.	Equipment and Website Development Costs

		Accumulated	March 31, 2009	March 31, 2008
	Cost	Amortization	Net Carrying Value	Net Carrying Value
	$	$	$	$

Computer Hardware	13,547	5,729	7,818	8,551
Computer Software	2,414	1,863	551	–
Office Furniture	12,193	5,170	7,023	8,779
Website Development Costs	435,261	125,891	309,370	202,378
	463,415	138,653	324,762	219,708

4.      Common Stock

(a)
As at March 31, 2009, the Company received $83,000 of share subscriptions for the issuance of 332,000 units at $0.25 per unit as part of a private placement financing.  Each unit is comprised of one common share and one share purchase warrant to purchase one additional common share at $0.50 per common share for a period of one year from the date of issuance of the private placement.  Refer to Note 9(a).

(b)
In December 2008, the Company issued 785,000 units at $0.25 per unit for proceeds of $196,250.  Each unit is comprised of one common share and one share purchase warrant to purchase one additional common share at $0.50 per common share for a period of one year from the date of issuance of the private placement.

(c)
During the year ended March 31, 2008, the Company issued 6,042,155 shares at $0.15 per share for proceeds of $906,323, net of share issuance costs and finders’ fees of $36,300.  During the year ended March 31, 2007, the Company received proceeds of $166,033 relating to the issuance.

(d)	In June 2007, the Company issued 120,000 shares of the Company for services provided by a consultant with a fair value of $18,000.

(e)	In April 2007, the Company issued 1,250,000 shares at $0.001 per share for proceeds of $1,250.

5.	Share Purchase Warrants

In December 2008, the Company issued 785,000 share purchase warrants as part of the private placement units, as disclosed in Note 4(b).

The following table summarizes the continuity of share purchase warrants:

	Number of Warrants	Weighted Average Exercise Price $

Balance, March 31, 2007	–	–

Issued	785,000	0.50

Balance, March 31, 2008 and 2009	785,000	0.50

As at March 31, 2009, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price $	Expiry Date

785,000	0.50	December 15, 2009

6.	Related Party Transactions

The Company incurred the following charges with management, officers, and directors of the Company:

	2009	2008
	$	$

Consulting Fees	40,536	47,000
Management Fees	78,000	72,000
Professional Fees	3,000	7,500
	121,536	126,500

As at March 31, 2009, accounts payable and accrued liabilities include $118,084 (2008 - $54,409) owing to management, officers, and directors of the Company for consulting, management, and professional fees.  The amounts due are unsecured, non-interest bearing, and due on demand.

As at March 31, 2009, the Company owed $12,000 (2008 - $nil) to a director of the Company for cash advances provided on behalf of the Company.  The amount owing is unsecured, non-interest bearing, and due on demand.

7.      Commitments

In August 2008, the Company entered into a License Grant and Asset Purchase Agreement (the “Agreement”) with Fireswirl Technologies Inc. (“Fireswirl”), a company registered under the Business Corporations Act of British Columbia.  Under the terms of the Agreement, the Company is obligated for revenue sharing payments and acquisition of assets held by Fireswirl under the following terms:

Revenue Sharing Payments

(i)
10% of the revenues earned from the technology, during the period from inception of the Agreement to a period of the lesser of eighteen months from the inception of the Agreement or when the Company becomes a listed publicly-traded company (the “Initial Revenue Sharing Term”), subject to a maximum revenue sharing payment of $725,000; and

(ii)
20% of the revenues earned from the technology, during the period from the first day following the Initial Revenue Sharing Term to a maximum revenue sharing payment of $1,100,000 or when the Agreement is cancelled by either party (the “Full Payment Date”), or when the Asset Purchase Agreement is executed, whichever occurs first; whichever occurs first;

7.      Commitments (continued)

Asset Acquisition

(iii)
the Company will purchase the asset, the complete intellectual property held by Fireswirl, which will be used by the Company, in exchange for 1,500,000 common shares of the Company, payable at the earlier of when the Company becomes a listed publicly-traded company or the Full Payment Date.

As at March 31, 2009, the Company has not earned revenues that are subject to the revenue-sharing payments and have not acquired the licenses.

8.      Income Taxes

The Company has $856,807 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2027.  The income tax benefit differs from the amount computed by applying the federal income tax rate of 31% and 32% to net loss before income taxes for the years ended March 31, 2009 and 2008, respectively, as a result of the following:

	2009 $	2008 $

Net loss before taxes	(444,721)	(353,904)
Statutory rate	31%	32%

Expected tax recovery	(137,864)	(113,249)
Permanent differences	29,565	12,985
Change in tax rates	5,075	3,883
Change in valuation allowance	103,224	96,381

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities as at March 31, 2009 and 2008, after applying enacted corporate income tax rates, are as follows:

	2009 $	2008 $

Net operating losses carried forward	265,610	162,386
Valuation allowance	(265,610)	(162,386)

Net deferred tax asset	–	–

8.      Income Taxes

The Company has incurred operating losses of $856,807 which, if unutilized, will expire through to 2029. Future tax benefits, which may arise as a result of these losses, have not been recognized in these consolidated financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating:

Period Incurred	Net Operating Loss	Expiry Date
	$
2007	194,131	2027
2008	313,327	2028
2009	349,349	2029
	856,807

9.       Subsequent Events

(a)
Subsequent to March 31, 2009, the Company issued 332,000 units of the Company at $0.25 per unit for proceeds of $83,000, which were received and recorded as common stock subscribed as at March 31, 2009.

(b)
On April 21, 2009, the Company entered into an amalgamation agreement (the “Agreement”) with Cicero Resources Corp., (“Cicero”) a company incorporated under the laws of the State of Nevada and trading on the Over-the-Counter Bulletin Board under the symbol ‘CICR.OB’.  Under the terms of the Agreement, the amalgamated company consisting of Cicero and the Company (the “Amalgamated Company”) will have 150,000,000 authorized common shares with a par value of $0.00001 per share, and 20,000,000 authorized preferred shares with a par value of $0.00001 per share.

Each issued and outstanding common share of the Company and Cicero will be exchanged for one common share of the Amalgamated Company, subject to a reverse stock split by Cicero prior to the final  amalgamation date which would limit shareholders of Cicero to no more than 7,500,000 common shares of the Amalgamated Company.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

(a) Previous independent registered public accounting firm

(i)	On May 28, 2009, we formally informed Kempisty & Company, Certified Public Accountants, P.C. (“Kempisty”) of their dismissal as our independent registered public accounting firm.

(ii)
The report of Kempisty on our financial statements as of and for the year ended December 31, 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except to indicate that there was substantial doubt about our ability to continue as a going concern.

(iii)	Our Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)
During our two most recent fiscal years and through May 28, 2009 there have been no disagreements with Kempisty on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Kempisty would have caused it to make reference thereto in connection with its report on the financial statements for such years.

(v)	A copy of the letter provided by Kempisty dated May 29, 2009 is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On May 28, 2009 our Board of Directors resolved to retain Saturna Group Chartered Accountants LLP as our principal independent registered public accounting firm. Saturna Group Chartered Accountants LLP was the independent accounting firm which audited the financial statements of our merger partner, Intelimax.  Apart from the audit of Intelimax, during our two most recent fiscal years and through May 28, 2009, we had not consulted with Saturna Group Chartered Accountants LLP regarding any of the following:

(i)	the application of accounting principles to a specific transaction, either completed or proposed;

(ii)
the type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Saturna Group Chartered Accountants LLP concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issues; or

(iii)	any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 28, 2009, and pursuant to the terms of the merger agreement with Intelimax, Melanie Williams, our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director resigned from all director and officer positions with us.  Also on May 28, 2009, we appointed the following persons as officers and directors:

•	Michael Young as our President and Secretary;
•	Charles Green as our Chief Executive Officer and Director;
•	Ping Shen as our Chief Financial Officer, Principal Accounting Officer, Treasurer and Director;
•	Raymond Slee as our Chief Technical Officer; and
•	Richard Skujins as our Director.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” in this report.

On May 28, 2009, the following directors and officers were issued stock pursuant to the terms of the merger agreement between us and Intelimax:

•	Michael Young was issued 2,350,002 shares of our common stock;
•	Charles Green was issued 2,200,000 shares of our common stock;
•	Ping Shen was issued 750,000 shares of our common stock; and
•	Richard Skujins was issued 450,000 shares of our common stock.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $ 120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

None of the listed officers and directors have been nominated or chosen to become a director in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2009, we filed an amalgamation application with the British Columbia Registrar of Companies to formally close the merger of Cicero and Intelimax.  On this day, the application was received and the two companies were deemed to have been amalgamated into one entity with the name of Intelimax Media Inc.  A copy of the amalgamation application is filed as Exhibit 3.3 of this Current Report on Form 8-K.

Also on May 28, 2009, in connection with the closing of the merger, we changed our fiscal year end to March 31. The merger is deemed to be a reverse acquisition for accounting purposes. Intelimax, the acquired entity, is regarded as the predecessor entity as of May 28, 2009. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the March 31 fiscal year end of Intelimax. Such financial statements will depict the operating results of Intelimax, including the acquisition of Cicero, from April 17, 2006 (Intelimax’s date of inception).

Item 5.06  Change in Shell Company Status

As a result of the consummation of the merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01  Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Intelimax’s audited financial statements for the last two fiscal years ended March 31, 2009 and 2009 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(b)     Pro Forma Financial Information.

In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.1.

(d)     Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Notice of Articles of Intelimax Media Inc.
3.2	Articles of Intelimax Media Inc.
3.3	Amalgamation Application filed with the British Columbia Registrar of Companies on May 28, 2009.
4.1	Instrument Defining the Rights of Holders - Form of Share Certificate
10.1	Merger Agreement between Cicero Resources Corp. and Intelimax Media Inc., dated April 21, 2009. (1)
16.1	Letter from Kempisty to the SEC dated May 28, 2009.
21	List of Subsidiaries: Gamboozle Media Inc. and Global Climate Seek Inc.
99.1	Unaudited Pro Forma Balance Sheet as of March 31, 2009, and Unaudited Pro Forma Statements of Operations for the period ended March 31, 2009

(1) Filed as an Exhibit to our Current Report on Form 8-K filed on April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2009	INTELIMAX MEDIA INC.

	By:	/s/ Michael Young
Mr. Michael Young
President, Secretary and Director